Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

between

APTIV PLC

and

VERSIGENT PLC

Dated as of [    ]

i

Schedule 1.1(a):	Former SpinCo Employee
Schedule 1.1(b):	Certain Plan Split Dates
Schedule 1.1(c)(i):	SpinCo Employee Schedule
Schedule 1.1(c)(ii):	SpinCo Employee No Transfer Schedule
Schedule 2.2:	Former SpinCo Employee Liabilities Retained by Parent
Schedule 2.3(a):	Country Exceptions to Parent Benefit Plan Allocation
Schedule 2.3(b):	Country Exceptions to SpinCo Benefit Plan Allocation
Schedule 3.1:	Parent Non-U.S. Benefit Plans That Will Automatically Apply to SpinCo or be Assumed by SpinCo
Schedule 3.1(a)(i):	SpinCo Convey Pension Plans
Schedule 3.1(a)(ii):	Parent Retain Pension Plans
Schedule 3.1(a)(iii)(A)(1):	Separate Spinoff Pension Plans
Schedule 3.1(a)(iii)(A)(2):	Separate Split Pension Plans
Schedule 3.1(a)(iii)(B):	Asset Transfer Methodology

ii

Schedule 3.1(a)(iv)(A)(1):	Replicate Spinoff Pension Plans
Schedule 3.1(a)(iv)(A)(2):	Replicate Split Pension Plans
Schedule 3.1(b)(i)(A):	SpinCo Spinoff Non-U.S. DC Plans
Schedule 3.1(b)(i)(B):	Split Non-U.S. DC Plans
Schedule 3.1(b)(ii):	Transferred Non-U.S. DC Plan Liabilities
Schedule 3.2(b):	Countries Where CBAs Will Automatically Apply
Schedule 3.2(c):	Countries Where CBAs Will Not Apply to New Hires
Schedule 3.3(i):	Split Non-U.S. Welfare Plans
Schedule 3.3(ii)	Exceptions to Split Non-U.S. Welfare Plan Replication
Schedule 6.1(a):	Split Welfare Plans
Schedule 6.1(c):	Treatment of SpinCo Welfare Plans for SpinCo Delayed Transferees
Schedule 7.1(a)(i):	SpinCo Spinoff DC Plan
Schedule 7.1(a)(ii):	Split DC Plan
Schedule 8.1(a)(i):	SpinCo Spinoff Nonqualified Plans
Schedule 8.1(a)(ii):	Split Nonqualified Plans
Schedule 8.1(c):	Nonqualified Plans retained by Parent
Schedule 9.1(a)(ii)(A):	Adjusted Parent Performance-Based RSU Determination Principles
Schedule 9.1(a)(ii)(B):	Adjusted SpinCo Performance-Based RSU Determination Principles

iii

EMPLOYEE MATTERS AGREEMENT

EMPLOYEE MATTERS AGREEMENT, dated as of [____________] (this “Employee Matters Agreement”), between Aptiv PLC, a Jersey public limited company (“Parent”), and VERSIGENT PLC, a Jersey public limited company and a preexisting, wholly owned subsidiary of Parent (“SpinCo”).

RECITALS

A. The parties to this Employee Matters Agreement have entered into the Separation and Distribution Agreement (the “Separation Agreement”), dated as of the date hereof, pursuant to which Parent intends to distribute to its shareholders, on a pro rata basis, 100% of the outstanding shares of SpinCo Stock held by Parent (the “Distribution”).

B. The parties wish to set forth their agreements as to certain matters regarding the treatment of, and the compensation and employee benefits provided to, current and former employees of Parent and SpinCo and their Subsidiaries.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. For the purposes of this Employee Matters Agreement:

“Adjusted Parent Performance-Based RSU” means a performance-based restricted stock unit award with respect to Parent Stock resulting from the adjustment of Parent Performance-Based RSUs as described in Section 9.1(a)(ii)(A).

“Adjusted Parent Time-Based RSU” means a time-based restricted stock unit award with respect to Parent Stock resulting from the adjustment of Parent Time-Based RSUs as described in Section 9.1(a)(i)(A).

“AIP” has the meaning set forth in Section 5.3(b).

“Applicable Transfer Date” means the date on which a Delayed Transfer Employee actually transfers employment to the SpinCo Group or the Parent Group, as applicable.

“Benefit Plan” means, with respect to an entity, each plan, program, policy, agreement, arrangement or understanding that is maintained primarily for the benefit of employees in the United States and is a deferred compensation, executive compensation, incentive bonus or other bonus, pension, profit sharing, savings, retirement, severance pay, salary continuation, life, death benefit, health, hospitalization, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement or arrangement (including any “employee benefit plan” (as defined in Section 3(3) of ERISA)) sponsored, maintained or contributed to by such entity or to which such entity is a party or under which such entity has any obligation; provided that no (i) Parent Equity Compensation Award, nor any plan under which any such Parent Equity Compensation Award is granted, (ii) plan, program or arrangement sponsored by a Governmental Authority or (iii) plan, policy, program, arrangement or understanding mandated by applicable Law will constitute a “Benefit Plan”. In addition, no Employment Agreement will constitute a Benefit Plan for purposes hereof.

“COBRA” means the continuation coverage requirements under Code Section 4980B and ERISA Sections 601-608.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” means (a) any agreement between Parent or an Affiliate of Parent and a trade union, works council or trade representative that sets forth the terms and conditions of employment relating to Non-U.S. SpinCo Employees and (b) any terms and conditions that apply to Non-U.S. SpinCo Employees by virtue of Parent’s or an Affiliate of Parent’s membership in a union or participation in a particular trade, industry or economic sector.

“Current SpinCo Workers’ Compensation Claims” has the meaning set forth in Section 6.2.

“Damages” means all losses, claims, demands, damages, Liabilities, judgments, dues, penalties, assessments, fines (civil, criminal or administrative), costs, liens, forfeitures, settlements, fees or expenses (including reasonable attorneys’ fees and expenses and any other expenses reasonably incurred in connection with investigating, prosecuting or defending a claim or Action), of any nature or kind, whether or not the same would properly be reflected on any financial statements or the footnotes thereto.

“Delayed Transfer Employee” has the meaning set forth in Section 2.4.

“Distribution” has the meaning set forth in the Recitals.

“Early Transfer Employee” has the meaning set forth in Section 2.4.

“Employee Matters Agreement” has the meaning set forth in the preamble.

“Employment Agreement” means any individual employment, offer, retention, consulting, restrictive covenant, sign-on, relocation, change in control, sale bonus, incentive bonus, severance or other individual compensatory agreement (including any claw back or repayment agreement) between any current or former employee and Parent or any of its Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Former Parent Employee” means any individual who (i) on or before the close of business on the Distribution Date retired or otherwise separated from service from Parent and its Affiliates, and (ii) is not a Former SpinCo Employee.

“Former SpinCo Employee” means any individual (i) (A) who on or before the close of business on the Distribution Date retired or otherwise separated from service from Parent and its Affiliates, and (B) whose last day worked with Parent and its Affiliates was with (I) the SpinCo Business or (II) any Person that will be a member of the SpinCo Group immediately after the Distribution or (ii) who is set forth on Schedule 1.1(a).

“German Spinoff Pension Plan” has the meaning set forth in Section 3.1(a)(iii)(A).

“German Split Pension Plan” has the meaning set forth in Section 3.1(a)(iii)(A).

“German Split Pension Plan Inactive Liability Assumption Date” has the meaning set forth in Section 3.1(a)(iii)(A).

“Group” means the Parent Group or the SpinCo Group, as the context requires.

“Historical SpinCo Workers’ Compensation Claims” has the meaning set forth in Section 6.2.

“Non-U.S. Benefit Plan” means, with respect to an entity, each plan, program, policy, agreement, arrangement or understanding that is maintained primarily for the benefit of employees outside of the United States and is a deferred compensation, executive compensation, incentive bonus or other bonus, pension, profit sharing, savings, retirement, severance pay, salary continuation, life, death benefit, health, hospitalization, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement or arrangement sponsored, maintained or contributed to by such entity or to which such entity is a party or under which such entity has any obligation; provided that no (i) Parent Equity Compensation Award, nor any plan under which any such Parent Equity Compensation Award is granted (ii) plan, program or arrangement sponsored by a Governmental Authority or (iii) plan, policy, program, arrangement or understanding mandated by applicable Law will constitute a “Non-U.S. Benefit Plan”. In addition, no Employment Agreement will constitute a Non-U.S. Benefit Plan for purposes hereof.

“Non-U.S. SpinCo Employee” means each SpinCo Employee whose employment is based outside of the United States. Non-U.S. SpinCo Employees also include Delayed Transfer Employees whose employment is based outside of the United States and who are SpinCo Delayed Transferees, effective as of the Applicable Transfer Date.

“Parent” has the meaning set forth in the preamble.

“Parent AIP” has the meaning set forth in in Schedule 5.3(a).

“Parent Benefit Plan” means each Benefit Plan that is not a SpinCo Benefit Plan.

“Parent Compensation Committee” means the Compensation and Human Resources Committee of the board of directors of Parent.

“Parent Delayed Transferees” means the Delayed Transfer Employees who transfer from the SpinCo Group to the Parent Group.

“Parent Employee” means each individual who, as of the close of business on the Distribution Date, is employed by Parent or any of its Subsidiaries but is not a SpinCo Employee (whether employed by the Parent Group or the SpinCo Group). For the avoidance of doubt, Parent Employees also include Parent Delayed Transferees, effective as of the Applicable Transfer Date.

“Parent Entity” means a member of the Parent Group.

“Parent Equity Compensation Award” means each Parent Performance-Based RSU and Parent Time-Based RSU.

“Parent LTIP” means the Aptiv PLC Long-Term Incentive Plan.

“Parent Non-U.S. Benefit Plan” means each Non-U.S. Benefit Plan that is not a SpinCo Non-U.S. Benefit Plan.

“Parent Non-U.S. Welfare Plan” means each Parent Non-U.S. Benefit Plan that is a Welfare Plan that is not statutorily mandated.

“Parent Participant” means any Parent Employee, Former Parent Employee, Former SpinCo Employee (if any) or non-employee board member who immediately prior to the Distribution Date holds Parent Equity Compensation Awards, or a beneficiary, dependent or alternate payee of such person.

“Parent Performance-Based RSU” means a performance-based restricted stock unit award with respect to Parent Stock granted by Parent under the Parent LTIP before the Distribution Date.

“Parent Retain Pension Plans” has the meaning set forth in Section 3(a).

“Parent Time-Based RSU” means a time-based restricted stock unit award with respect to Parent Stock granted by Parent under any Parent LTIP before the Distribution Date.

“Parent Welfare Plan” means each Parent Benefit Plan that is a Welfare Plan.

“Plan Payee” means, as to an individual who participates in a Benefit Plan, such individual’s dependents, beneficiaries, alternate payees and alternate recipients, as applicable under such Benefit Plan.

“Plan Split Date” means the date set forth on Schedule 1.1(b) for each of the countries listed thereon.

“Post-Distribution VWAP Parent Price” means the two-day volume weighted average price of Parent Stock on the New York Stock Exchange during the first and second Trading Days immediately following the Distribution (as traded on the “regular way” market) as reported by Bloomberg L.P. or any successor thereto.

“Pre-Distribution Action” means an Action by any Third-Party with respect to a Split Plan, Parent Employee, Former Parent Employee, SpinCo Employee, or Former SpinCo Employee that arises from an act, omission, or event that occurred prior to the Distribution.

“Pre-Distribution Parent Price” means the closing sale price of Parent Stock on the New York Stock Exchange on the Trading Day immediately preceding the Distribution Date (as traded on the “regular way” market) as reported by Bloomberg L.P. or any successor thereto.

“Replicate Spinoff Pension Plan” has the meaning set forth in Section 3.1(a).

“Replicate Split Pension Plans” has the meaning set forth in Section 3.1(a).

“Retained Severance Benefits” has the meaning set forth in Section 6.1(a).

“Separation Agreement” has the meaning set forth in the Recitals.

“Separate Spinoff Pension Plan” has the meaning set forth in Section 3.1(a).

“Separate Split Pension Plan” has the meaning set forth in Section 3.1(a).

“SpinCo” has the meaning set forth in the preamble.

“SpinCo AIP” has the meaning set forth in Section 5.3(a).

“SpinCo Benefit Plan” means (i) any Benefit Plan sponsored or maintained by any member of the SpinCo Group or (ii) any Benefit Plan (other than as set forth in (i)) exclusively for the benefit of the SpinCo Employees and/or former employees of the SpinCo Business. For the avoidance of doubt, no member of the SpinCo Group will be deemed to sponsor or maintain any Benefit Plan if its relationship to such Benefit Plan is solely to administer such Benefit Plan or to provide to the Parent Group any reimbursement in respect of such Benefit Plan.

“SpinCo Convey Pension Plans” has the meaning set forth in Section 3.1(a).

“SpinCo Employee” means each (a) employee (including any employee on an approved leave of absence) employed by Parent or any of its Subsidiaries who is exclusively dedicated to the SpinCo Business as of immediately prior to the Distribution, (b) employee (including an employee on an approved leave of absence) who is employed by a SpinCo Entity as of immediately prior to the Distribution and (c) other individual (i) listed on Schedule 1.1(c)(i) or (ii) hired or reassigned by Parent or any of its Subsidiaries between the date of this Employee Matters Agreement and the Distribution Date to replace any of the individuals included on Schedule 1.1(c)(i), including, in the case of clause (i) or (ii), any individual on an approved leave of absence. Notwithstanding the foregoing, no individual listed on Schedule 1.1(c)(ii) shall be considered a SpinCo Employee.

“SpinCo Employment Agreement” has the meaning set forth in Section 5.4.

“SpinCo Entity” means a member of the SpinCo Group.

“SpinCo Equity Compensation Award” means each SpinCo Performance-Based RSU or SpinCo Time-Based RSU.

“SpinCo Flexible Account Plan” has the meaning set forth in Section 6.4.

“SpinCo Delayed Transferees” means the Delayed Transfer Employees who transfer from the Parent Group to the SpinCo Group.

“SpinCo LTIP” means the SpinCo Long Term Incentive Plan and any stock-based or other incentive plan identified by SpinCo before the Distribution Date.

“SpinCo Non-U.S. Benefit Plan” means any (i) Non-U.S. Benefit Plan sponsored or maintained by a member of the SpinCo Group or (ii) any Non-U.S. Benefit Plan (other than as set forth in (i)) exclusively for the benefit of the SpinCo Employees and/or former employees of the SpinCo Business. For the avoidance of doubt, such plans do not include any statutory programs, including retirement, severance, termination or insurance benefits required by applicable Law.

“SpinCo Participant” means any SpinCo Employee who immediately prior to the Distribution Date holds Parent Equity Compensation Awards, or a beneficiary, dependent or alternate payee of such person.

“SpinCo Performance-Based RSU” means a performance-based restricted stock unit award with respect to SpinCo Stock subject to the SpinCo LTIP and resulting from the adjustment of Parent Performance-Based RSUs as described in Section 9.1(a)(ii)(B).

“SpinCo Spinoff DC Plans” has the meaning set forth in Section 7.1(a).

“SpinCo Spinoff Nonqualified Plans” has the meaning set forth in Section 8.1(a).

“SpinCo Spinoff Non-U.S. DC Plans” has the meaning set forth in Section 3.1(b).

“SpinCo Spinoff Non-U.S. Welfare Plan” has the meaning set forth in Section 3.3.

“SpinCo Spinoff Welfare Plan” has the meaning set forth in Section 6.1(a).

“SpinCo Stock” means the ordinary shares, par value $0.01 per share, of SpinCo.

“SpinCo Time-Based RSU” means a time-based restricted stock unit award with respect to SpinCo Stock subject to the SpinCo LTIP and resulting from the adjustment of Parent Time-Based RSUs as described in Section 9.1(a)(i)(B).

“SpinCo VWAP Price” means the two-day volume-weighted average price of SpinCo Stock on the New York Stock Exchange during the first and second Trading Days immediately following the Distribution (as traded on the “regular way” market) as reported by Bloomberg L.P. or any successor thereto.

“SpinCo Welfare Claims” has the meaning set forth in Section 6.1(a).

“SpinCo Workers’ Compensation Claim” has the meaning set forth in Section 6.5.

“Split DC Plans” has the meaning set forth in Section 7.1(a).

“Split Non-U.S. Plan” means a Non-U.S. Benefit Plan sponsored, maintained or contributed to by the Parent Group that transferred liabilities to a Non-U.S. Benefit Plan sponsored, maintained or contributed to by the SpinCo Group in connection with the Distribution.

“Split Non-U.S. Welfare Plan” has the meaning set forth in Section 3.3.

“Split Nonqualified Plans” has the meaning set forth in Section 8.1(a).

“Split Plans” means the Split Welfare Plans, Split DC Plans, Split Nonqualified Plans, and Split Non-U.S. Plans.

“Split Welfare Plans” has the meaning set forth in Section 6.1(a).

“Third-Party” means a Person (including any Governmental Authority) who is not a member of the Parent Group or SpinCo Group.

“Trading Day” means the period of time during any given calendar day, beginning at 9:30 a.m. (New York time) (or such other time as the New York Stock Exchange publicly announces is the official open of trading), and ending at 4:01 p.m. (New York time) (or one minute after such other time as the New York Stock Exchange publicly announces is the official close of trading), in which trading and settlement in Parent Stock or SpinCo Stock is permitted on the New York Stock Exchange.

“U.S. SpinCo Employee” means each SpinCo Employee whose employment is based in the United States. U.S. SpinCo Employees also include Delayed Transfer Employees whose employment is based in the United States and who are SpinCo Delayed Transferees, effective as of the Applicable Transfer Date.

“Vendor Contract” has the meaning set forth in Section 13.1.

“Welfare Plan” means each Benefit Plan that provides life insurance, health care, dental care, vision care, employee assistance programs (EAP), accidental death and dismemberment insurance, disability, severance, vacation or other group welfare or fringe benefits or is otherwise an “employee welfare benefit plan” as described in Section 3(1) of ERISA.

“Workers’ Compensation Event” means the event, injury, illness or condition giving rise to a workers’ compensation claim.

Section 1.2 Other Capitalized Terms. Capitalized terms not defined in this Employee Matters Agreement, including the following, will have the meanings ascribed to them in the Separation Agreement:

•	Action

•	Affiliate

•	Ancillary Agreements

•	Distribution

•	Distribution Date

•	Global Data Processing Addendum

•	Governmental Authority

•	Law

•	Liability or Liabilities

•	Parent Group

•	Parent Stock

•	Person

•	SpinCo Business

•	SpinCo Group

•	Subsidiary

•	Tax or Taxes

•	Tax Matters Agreement

•	Third-Party Claim

•	Transition Services Agreement

ARTICLE II

GENERAL PRINCIPLES; EMPLOYEE TRANSFERS

Section 2.1 Parent Group Employee Liabilities. Except as specifically provided in this Employee Matters Agreement, the Parent Group will be solely responsible for (i) all employment, compensation and employee benefits Liabilities to the extent relating to, arising out of or resulting from Parent Employees and Former Parent Employees, (ii) all Liabilities to the extent relating to, arising out of or resulting from each Parent Benefit Plan, and (iii) any other Liabilities expressly assigned or allocated to a Parent Group member under this Employee Matters Agreement, whether arising before, on or after the Distribution Date.

Section 2.2 SpinCo Group Employee Liabilities. Except as specifically provided in this Employee Matters Agreement, the SpinCo Group will be solely responsible for (i) all employment, compensation and employee benefits Liabilities to the extent relating to, arising out of or resulting from SpinCo Employees, (ii) all employment, compensation and employee benefits Liabilities to the extent relating to, arising out of or resulting from Former SpinCo Employees, except as otherwise required by Law or provided in Schedule 2.2, (iii) all Liabilities to the extent relating to, arising out of or resulting from each SpinCo Benefit Plan, and (iv) any other Liabilities expressly assigned or allocated to a SpinCo Group member under this Employee Matters Agreement, whether arising before, on or after the Distribution Date.

Section 2.3 Parent Benefit Plans/SpinCo Benefit Plans.

(a) Except as otherwise provided herein or as set forth on Schedule 2.3(a), the Parent Group will be exclusively responsible for administering each Parent Benefit Plan and Parent Non-U.S. Benefit Plan in accordance with its terms and for all obligations and Liabilities to the extent relating to, arising out of or resulting from the Parent Benefit Plans and Parent Non-U.S. Benefit Plans and all benefits owed to participants in the Parent Benefit Plans and Parent Non-U.S. Benefit Plans, whether arising before, on or after the Distribution Date.

(b) Except as otherwise provided herein or as set forth on Schedule 2.3(b), effective as of (i) the applicable Plan Split Date, in the case of the SpinCo Spinoff DC Plans, the SpinCo Spinoff Non-U.S. DC Plans, the SpinCo Spinoff Nonqualified Plans, the SpinCo Spinoff Welfare Plans and the SpinCo Spinoff Non-U.S. Welfare Plans and (ii) the Distribution Date, in the case of all other SpinCo Benefit Plans and SpinCo Non-U.S. Benefit Plans, the SpinCo Group will be exclusively responsible for administering each SpinCo Benefit Plan and SpinCo Non-U.S. Benefit Plan in accordance with its terms and for all obligations and Liabilities to the extent relating to, arising out of or resulting from SpinCo Benefit Plans and SpinCo Non-U.S. Benefit Plans and all benefits owed to participants in the SpinCo Benefit Plans and SpinCo Non-U.S. Benefit Plans, whether arising before, on or after the Distribution Date or Plan Split Date, as applicable.

Section 2.4 Employee Transfers. Any employee whose employment transfers pursuant to one of the following categories will be a “Delayed Transfer Employee”; provided that such employee was continuously employed by a member of the SpinCo Group or the Parent Group (as applicable) from the Distribution Date through the date of the employment transfer: (a) within 6 months after the Distribution Date from the Parent Group to the SpinCo Group or from the SpinCo Group to the Parent Group because such employee was inadvertently and erroneously treated as employed by the wrong employer on the Distribution Date; (b) within 30 months after the Distribution Date from the Parent Group to the SpinCo Group if such employee was on disability leave on the Distribution Date and such transfer occurs immediately upon the employee returning to work; or (c) to the extent applicable, before or at the expiration of, as determined by Parent, the applicable period of the Transition Services Agreement under which such employee provides services. Notwithstanding anything herein to the contrary, no employee will be considered a Delayed Transfer Employee unless the mutual agreement with respect to, and the Applicable Transfer Date of, the Delayed Transfer Employee occurs on or before the end of the maximum period during which the transfer is permitted to occur, as detailed above. With respect to any employee whose employment transfers prior to the Distribution Date, if any, in accordance with a local asset, stock transfer or business transfer agreement or otherwise (“Early Transfer Employees”), the treatment of Liabilities set forth in this Employee Matters Agreement that applies to employees who transfer employment on the Distribution Date shall also apply to such Early Transfer Employees.

ARTICLE III

NON-U.S. RETIREMENT AND BENEFIT PLANS AND

NON-U.S. EMPLOYEE TRANSFERS

Section 3.1 Non-U.S. Plans Generally. Except as otherwise provided below, effective as of the Distribution Date, (i) Parent or a member of the Parent Group will retain each Parent Non-U.S. Benefit Plan and (ii) SpinCo or a member of the SpinCo Group will retain or assume each SpinCo Non-U.S. Benefit Plan. To the extent that applicable Law of any jurisdiction requires that, in connection with the transactions contemplated by this Employee Matters Agreement, the Separation Agreement or the other Ancillary Agreements, all or a portion of the Parent Non-U.S. Benefit Plans listed on Schedule 3.1 be assumed by a member of the SpinCo Group or be applicable to the Non-U.S. SpinCo Employees on and after the Distribution Date for such period of time permitted or required under applicable Law, SpinCo will cause the SpinCo Group to assume such Parent Non-U.S. Plans or apply the terms of such Parent Non-U.S. Benefit Plans to Non-U.S. SpinCo Employees.

(a) Non-U.S. Pension Plans. Notwithstanding anything herein to the contrary, the following treatment shall apply with respect to the non-U.S. pension plans:

(i) Convey. SpinCo or another member of the SpinCo Group shall retain all Liabilities with respect to the Benefit Plans listed on Schedule 3.1(a)(i) (the “SpinCo Convey Pension Plans”).

(ii) Retain. Parent or another member of the Parent Group shall retain all Liabilities with respect to the Benefit Plans listed on Schedule 3.1(a)(ii) (the “Parent Retain Pension Plans”).

(iii) Separate.

(A) Effective as of the applicable Plan Split Date, SpinCo or another member of the SpinCo Group has established and adopted the defined benefit pension plans listed on Schedule 3.1(a)(iii)(A)(1) (collectively, the “Separate Spinoff Pension Plans”) to provide retirement benefits to certain Non-U.S. SpinCo Employees and former Non-U.S. SpinCo Employees and their respective Plan Payees located in the jurisdictions set forth next to each such Separate Spinoff Pension Plan, who participated in the pension plans listed on Schedule 3.1(a)(iii)(A)(2) (collectively, the “Separate Split Pension Plans”) immediately prior to the applicable Plan Split Date. The Separate Spinoff Pension Plans, as applicable, assumed liability for all benefits accrued or earned by Non-U.S. SpinCo Employees, former Non-U.S. SpinCo Employees and their respective Plan Payees under the corresponding applicable Separate Split Pension Plan as of the applicable Plan Split Date; provided, that with respect to any Separate Split Pension Plan in Germany (the “German Split Pension Plan”) and the corresponding Separate Spinoff Pension Plan in Germany (the “German Spinoff Pension Plan”), the liabilities with respect to former Non-U.S. SpinCo Employees and their respective Plan Payees shall be assumed by the German Spinoff Pension Plan as soon as reasonably practicable following the Distribution Date at the time which such liabilities are permitted to be assumed in accordance with applicable German Law (the “German Spinoff Pension Plan Inactive Liability Assumption Date”). As of the applicable Plan Split Date, SpinCo or a member of the SpinCo Group is solely responsible for taking all necessary, reasonable, and appropriate actions to maintain and administer the Separate Spinoff Pension Plans so that such plans comply with applicable local Law. As of the applicable Plan Split Date (or, the German Spinoff Pension Plan Inactive Liability Assumption Date, as applicable), the Liabilities under the Separate Split Pension Plans to the extent relating to, arising out of or resulting from Non-U.S. SpinCo Employees, former Non-U.S. SpinCo Employees and their respective Plan Payees have ceased to be Liabilities of the Separate Split Pension Plans, and have been or will be assumed by the Separate Spinoff Pension Plans, as applicable, and the Parent Group and the Separate Split Pension Plans have retained or will retain all Liabilities to the extent relating to, arising out of or resulting from Parent Employees and Former Parent Employees.

(B) On or prior to the Distribution Date (or, the German Spinoff Pension Plan Inactive Liability Assumption Date, as applicable), Parent or a member of the Parent Group shall cause or have caused the Separate Split Pension Plans (or any applicable trust related thereto) to transfer to the corresponding Separate Spinoff Pension Plan (or any applicable trust related thereto) a portion of the assets of the Separate Split Pension Plans, in cash or in kind, pursuant to the methodology set forth on Schedule 3.1(a)(iii)(B).

(iv) Replicate.

(A) Effective as of the Plan Split Date, SpinCo or another member of the SpinCo Group has established and adopted the defined benefit pension plans listed on Schedule 3.1(a)(iv)(A)(1) (collectively, the “Replicate Spinoff Pension Plans”) to provide retirement benefits to certain Non-U.S. SpinCo Employees and former Non-U.S. SpinCo Employees and their respective Plan Payees located in the jurisdictions set forth next to each such Replicate Spinoff Pension Plan, who participated in the pension plans listed on Schedule 3.1(a)(iv)(A)(2) (collectively, the “Replicate Split Pension Plans”) prior to the applicable Plan Split Date. The Replicate Spinoff Pension Plans, as applicable, assumed liability for all benefits accrued or earned by Non-U.S. SpinCo Employees and former Non-U.S. SpinCo Employees and their respective Plan Payees under the corresponding applicable Replicate Split Pension Plan as of the applicable Plan Split Date. As of the applicable Plan Split Date, SpinCo or a member of the SpinCo Group is solely responsible for taking all necessary, reasonable, and appropriate actions to maintain and administer the Replicate Spinoff Pension Plans so that such plans comply with applicable local Law. As of the applicable Plan Split Date, the Liabilities under the Replicate Split Pension Plans to the extent relating to, arising out of or resulting from Non-U.S. SpinCo Employees, former Non-U.S. SpinCo Employees, and their Plan Payees have ceased to be Liabilities of the Replicate Split Pension Plans, and have been assumed by the Replicate Spinoff Pension Plans, as applicable, and the Parent Group and the Replicate Split Pension Plans have retained or will retain all Liabilities to the extent relating to, arising out of or resulting from Parent Employees and Former Parent Employees.

(B) Because the Replicate Split Pension Plans are unfunded, no assets have been or will be transferred to the Replicate Spinoff Pension Plans.

(b) Non-U.S. Defined Contribution Plans.

(i) Effective as of the applicable Plan Split Date, SpinCo or another member of the SpinCo Group has established and adopted certain defined contribution plans and, as applicable, related master trusts or other trusts listed on Schedule 3.1(b)(i)(A) (such plans and trusts, the “SpinCo Spinoff Non-U.S. DC Plans”). Each SpinCo Spinoff Non-U.S. DC Plan has terms and features (including employer contribution provisions) that are substantially similar to one of the Non-U.S. Benefit Plans listed on Schedule 3.1(b)(i)(B) (such Benefit Plans, the “Split Non-U.S. DC Plans”) such that each Split Non-U.S. DC Plan is substantially replicated by a corresponding SpinCo Spinoff Non-U.S. DC Plan. As of the Plan Split Date, SpinCo or a member of the SpinCo Group is solely responsible for taking all necessary, reasonable, and appropriate actions to maintain and administer the SpinCo Spinoff Non-U.S. DC Plans so that they comply with applicable Laws.

(ii) Except as otherwise required by applicable Law or as set forth on Schedule 3.1(b)(ii), each Split Non-U.S. DC Plan shall retain the accounts, Liabilities and related assets in such Split Non-U.S. DC Plan attributable to SpinCo Employees, Former SpinCo Employees, Parent Employees and Former Parent Employees. On or prior to the Distribution Date, with respect to each Split Non-U.S. DC Plan set forth on Schedule 3.1(b)(ii), Parent or another member of the Parent Group has transferred, or will transfer, to the applicable SpinCo Spinoff Non-U.S. DC Plan, and SpinCo or another member of the SpinCo Group has caused, or will cause, such SpinCo Spinoff Non-U.S. DC Plan to accept the transfer of the accounts, Liabilities and related assets of such Split Non-U.S. DC Plan to the extent relating to, arising out of or resulting from SpinCo Employees (or any Former SpinCo Employee who was employed at the time of such transfer). Such transfers have been, or will be, in cash or in-kind (as determined by the transferor) and include outstanding loan balances.

(iii) On or as soon as reasonably practicable following the Distribution Date or Applicable Transfer Date (but not later than 30 days thereafter), SpinCo or a member of the SpinCo Group will cause the accounts, Liabilities and related assets in the corresponding SpinCo Spinoff Non-U.S. DC Plan attributable to any Parent Delayed Transferees (if any) and their respective Plan Payees (including any outstanding loan balances) to be transferred, to the extent not already transferred, in cash or in-kind to the applicable Split Non-U.S. DC Plan. Parent or another member of the Parent Group will cause the applicable Split Non-U.S. DC Plan to accept such transfer of accounts, Liabilities and assets.

(iv) From and after the applicable Plan Split Date, except as specifically provided in paragraph (iii) above, SpinCo and the SpinCo Group will be solely and exclusively responsible for all obligations and Liabilities to the extent relating to, arising out of or resulting from the SpinCo Spinoff Non-U.S. DC Plans, whether accrued before, on or after the Distribution Date. For the avoidance of doubt, the SpinCo Spinoff Non-U.S. DC Plans will, to the extent required by Law and the terms of the applicable SpinCo Spinoff Non-U.S. DC Plans, have the sole and exclusive obligation to restore the unvested portion of any account attributable to any individual who becomes employed by a member of the SpinCo Group and whose employment with Parent or any of its Affiliates, or a member of the Parent Group or a member of the SpinCo Group, terminated on or before the Distribution at a time when such individual’s benefits under the Split Non-U.S. DC Plans were not fully vested.

(v) Continuation of Elections. As of the applicable Plan Split Date or Applicable Transfer Date, SpinCo (acting directly or through a member of the SpinCo Group) will cause the SpinCo Spinoff Non-U.S. DC Plans to recognize and maintain all elections (to the extent still applicable and reasonable and to the extent not otherwise changed by the respective plan participant), including investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to SpinCo Employees, Former SpinCo Employees employed as of the applicable Plan Split Date and their respective Plan Payees under the corresponding Split Non-U.S. DC Plans.

(vi) Contributions Due. All amounts payable to the Split Non-U.S. DC Plans with respect to employee deferrals, matching contributions and employer contributions for any employees (including SpinCo Employees and Former SpinCo Employees employed as of the applicable Plan Split Date) relating to a time period ending on or prior to the applicable Plan Split Date, determined in accordance with the terms and provisions of the Split Non-U.S. DC Plans and applicable Law, have been or will be paid by Parent or another member of the Parent Group to the appropriate Split Non-U.S. DC Plan in accordance with its terms and prior to the earlier of (i) the date of any asset transfer described in Section 3.1(b)(ii) and (ii) the Distribution Date.

Section 3.2 Non-U.S. Employees. Notwithstanding anything to the contrary contained in this Employee Matters Agreement, any employee who is employed by a member of the Parent Group in a non-U.S. jurisdiction immediately prior to the Distribution Date, and who is required by applicable Law to transfer, or who has accepted a transfer of employment (on the same or different terms that applied prior to the Distribution), to a member of the SpinCo Group in connection with the transactions contemplated by this Employee Matters Agreement, the Separation Agreement or the other Ancillary Agreements will transfer automatically on the Distribution Date to SpinCo or a member of the SpinCo Group in accordance with such applicable Law and will be deemed to be a Non-U.S. SpinCo Employee for purposes of this Employee Matters Agreement. Notwithstanding anything to the contrary herein, the following terms will apply to all Non-U.S. SpinCo Employees:

(a) To the extent that (i) applicable Law of any jurisdiction, (ii) any applicable Collective Bargaining Agreement or other applicable agreement with a works council or economic committee, or (iii) any applicable employment agreement would require SpinCo or its Affiliates (including a member of the SpinCo Group) to provide any terms of employment to any Non-U.S. SpinCo Employee that are more favorable than those otherwise provided for in this Employee Matters Agreement in connection with the Distribution, then SpinCo will cause a member of the SpinCo Group to provide such Non-U.S. SpinCo Employee with such more favorable terms. Except as otherwise set forth in this Employee Matters Agreement, SpinCo will be responsible for Liabilities for, and will cause the SpinCo Group to provide all compensation or benefits (whether statutory, contractual or otherwise) to each Non-U.S. SpinCo Employee to the extent relating to, arising out of or resulting from the transactions contemplated by this Employee Matters Agreement, the Separation Agreement, or the other Ancillary Agreements, or the related transfer of the employee to SpinCo or a member of the SpinCo Group.

(b) Parent and SpinCo agree that, to the extent provided or required under the applicable Laws of certain foreign jurisdictions and except as provided below, the Collective Bargaining Agreements as set forth on Schedule 3.2(b) that are applicable to the Non-U.S. SpinCo Employees in such jurisdictions will have effect after the Distribution as if originally made between a member of the SpinCo Group (or a union, works council, or trade organization of which a SpinCo Group entity is a member) and the other parties to the Collective Bargaining Agreement until the earlier of the expiration of the original term of such agreement or the date on which a new, negotiated agreement becomes effective.

(c) Parent and SpinCo agree that, to the extent provided or required under the applicable Laws of certain foreign jurisdictions, any employment agreements between Parent or one of its Affiliates and any Non-U.S. SpinCo Employee will have effect after the Distribution (or transfer date, as applicable) as if originally made between the SpinCo Group and the other parties to such employment agreement until the earlier of the expiration of the original term of such agreement or the date on which a new, negotiated agreement becomes effective.

Section 3.3 SpinCo Spinoff Non-U.S. Welfare Plans. Effective as of the Distribution Date or Applicable Transfer Date, as applicable, SpinCo or a member of the SpinCo Group will provide all welfare benefits required under the applicable Laws of certain foreign jurisdictions to Non-U.S. SpinCo Employees. In accordance with the foregoing and, as necessary, effective as of the Plan Split Date, SpinCo or a member of the SpinCo Group has established and adopted certain welfare benefit plans (such plans, the “SpinCo Spinoff Non-U.S. Welfare Plans”) which have terms and features (including benefit coverage options and employer contribution provisions) that are substantially similar to one of the Parent Benefit Plans listed on Schedule 3.3(i) (such Parent Benefit Plans, the “Split Non-U.S. Welfare Plans”) such that (for the avoidance of doubt) each Split Non-U.S. Welfare Plan is or will be substantially replicated by a SpinCo Spinoff Non-U.S. Welfare Plan, except as otherwise provided on Schedule 3.3(ii). From and after the Distribution Date or Applicable Transfer Date, as applicable, SpinCo will cause each SpinCo Spinoff Non-U.S. Welfare Plan to continue to cover those Non-U.S. SpinCo Employees, former Non-U.S. SpinCo Employees and their Plan Payees who, prior to the Distribution or Applicable Transfer Date, were participating in, or entitled to present or future benefits under the SpinCo Spinoff Non-U.S. Welfare Plans, except, to the extent applicable, as otherwise provided in the Transition Services Agreement.

ARTICLE IV

SERVICE CREDIT

Section 4.1 Service Credit for Employee Transfers. The Benefit Plans will provide the following service crediting rules effective as of the Distribution Date:

(a) From and after the Distribution Date, in the case of all SpinCo Benefit Plans, SpinCo will, and will cause its Affiliates and successors to, provide credit under the SpinCo Benefit Plans to each SpinCo Employee (and Former SpinCo Employee, if applicable) for all service with the Parent Group prior to the Distribution Date or Plan Split Date, as applicable, for purposes of eligibility, vesting, and benefit service under the appropriate SpinCo Benefit Plans in which the SpinCo Employee (and Former SpinCo Employee, if applicable) is otherwise eligible, subject to the terms of those plans; provided, however, that service will not be recognized to the extent that such recognition would result in the duplication of benefits taking into account both Parent Benefit Plans and SpinCo Benefit Plans.

(b) A Delayed Transfer Employee’s service with the SpinCo Group or the Parent Group (as applicable) following the Distribution will be recognized for purposes of eligibility, vesting and benefit service under the appropriate Parent Benefit Plans or SpinCo Benefit Plans in which they are otherwise eligible, subject to the terms of those plans; provided, however, that service will not be recognized to the extent that such recognition would result in the duplication of benefits taking into account both Parent Benefit Plans and SpinCo Benefit Plans.

(c) Except as provided in Section 4.1(b), with respect to an employee hired by the SpinCo Group or the Parent Group after the Distribution Date, the Benefit Plans of the SpinCo Group for employees hired by the SpinCo Group or Parent Group for employees hired by the Parent Group will not recognize such employee’s service with the Parent Group for employees hired by the SpinCo Group or the SpinCo Group for employees hired by the Parent Group unless required by Law.

ARTICLE V

LITIGATION AND COMPENSATION

Section 5.1 Employee-Related Litigation. Notwithstanding any provision of this Employee Matters Agreement to the contrary, Liability with respect to any Pre-Distribution Action: (i) will be a SpinCo Liability if it relates to SpinCo Employees and/or Former SpinCo Employees and (ii) will be a Parent Liability if it relates to Parent Employees and/or Former Parent Employees.

Section 5.2 Vacation. Except to the extent not permitted by applicable Law, the Parent Group will assume or retain, as applicable, responsibility for accrued vacation attributable to Parent Employees as of the Distribution Date or Applicable Transfer Date. Except to the extent not permitted by applicable Law, the SpinCo Group will assume or retain, as applicable, responsibility for accrued vacation attributable to SpinCo Employees as of the Distribution Date or Applicable Transfer Date.

Section 5.3 Annual Bonuses.

(a) Parent has established separate annual incentive measures and goals for SpinCo Employees within Parent’s Annual Incentive Plan (the “Parent AIP”) for 2026. Following the Distribution, the SpinCo Group shall adopt an annual incentive plan for SpinCo Employees and approve annual incentive measures and goals that were previously approved by Parent for SpinCo Employees (the “SpinCo AIP”). The SpinCo Board will review the achievement of the applicable goals for the applicable performance period to determine the amount of funding to be used by the SpinCo Group to determine awards. For the sake of clarity, the Parent Group will determine the funding for, and the awards earned under, the Parent AIP for 2026 for all Parent Employees, and be responsible for and pay any such awards in accordance with the terms of the Parent AIP, and the SpinCo Group will determine the funding for, and awards earned under, the SpinCo AIP for 2026 for all SpinCo Employees, and be responsible for and pay any such awards.

(b) The Parent Group will be responsible for establishing and paying any annual bonus for its employees for performance periods commencing in 2027 or, for any Parent Delayed Transferee whose Applicable Transfer Date is in a year after 2026, the year in which the Applicable Transfer Date occurs, and the SpinCo Group will be responsible for establishing and paying any annual bonus for its employees for performance periods commencing in 2027 or, for any SpinCo Delayed Transferee whose Applicable Transfer Date is in a year after 2026, the year in which the Applicable Transfer Date occurs.

Section 5.4 Employment Agreements. Prior to the Distribution Date or on the Applicable Transfer Date (in respect of SpinCo Delayed Transferees), SpinCo or a member of the SpinCo Group has assumed or will assume and is or will be solely responsible for any Employment Agreement to which a SpinCo Employee or Former SpinCo Employee is a party (a “SpinCo Employment Agreement”), and the Parent Group will have no Liabilities with respect thereto. Notwithstanding any provision to the contrary, (i) the SpinCo Employment Agreements will be the responsibility of one or more members of the SpinCo Group following the Distribution Date or the Applicable Transfer Date (in respect of SpinCo Delayed Transferees) and (ii) except as otherwise set forth in Article III, Parent or the Parent Group, as applicable, will retain and be solely and exclusively responsible for all obligations and Liabilities with respect to, or in any way related to, any Employment Agreement that is not a SpinCo Employment Agreement. For the avoidance of doubt, SpinCo or the applicable member of the SpinCo Group shall be entitled to all rights and benefits under any SpinCo Employment Agreement or any plan, policy or arrangement covering any SpinCo Employee prior to the Distribution Date, including, without limitation, the right to enforce any repayment, clawback, or similar provisions related to a SpinCo Employee’s employment (including with respect to amounts paid or advanced to a SpinCo Employee prior to the Distribution Date or Applicable Transfer Date, as applicable), to the same extent as Parent or any member of the Parent Group would have been entitled to enforce such rights or benefits had the Distribution not occurred.

ARTICLE VI

CERTAIN WELFARE BENEFIT PLAN MATTERS

Section 6.1 SpinCo Spinoff Welfare Plans.

(a) Effective as of the Distribution Date or Applicable Transfer Date, as applicable, SpinCo or a member of the SpinCo Group will provide all welfare benefits required under the applicable Laws to U.S. SpinCo Employees. In accordance with the foregoing and, as necessary, effective as of the Plan Split Date, SpinCo or a member of the SpinCo Group has established and adopted certain welfare benefit plans (such plans, the “SpinCo Spinoff Welfare Plans”) which have terms and features (including benefit coverage options and employer contribution provisions) that are substantially similar to one of the Parent Benefit Plans listed on Schedule 6.1 (such Parent Benefit Plans, the “Split Welfare Plans”) such that (for the avoidance of doubt) each Split Welfare Plan is or will be substantially replicated by a SpinCo Spinoff Welfare Plan. From and after the Distribution Date or Applicable Transfer Date, as applicable, SpinCo will cause each SpinCo Spinoff Welfare Plan to continue to cover those U.S. SpinCo Employees, Former U.S. SpinCo Employees and their Plan Payees who, prior to the Distribution or Applicable Transfer Date, were participating in, or entitled to present or future benefits under, the SpinCo Spinoff Welfare Plans, except, to the extent applicable, as otherwise provided in the Transition Services Agreement. Notwithstanding the foregoing, with respect to any severance benefits owed to any Parent Employee or Former Parent Employee as a result of a termination of employment occurring on or prior to the Distribution Date (the “Retained Severance Benefits”), the Parent Group and the applicable Parent Welfare Plans (including the Split Welfare Plans) will be solely responsible for all such Retained Severance Benefits. With respect to any severance benefits owed to any SpinCo Employee or Former SpinCo Employee as a result of a termination of employment occurring on or prior to the Distribution Date, the SpinCo Group and the applicable SpinCo Spinoff Welfare Plans will be solely responsible for all such severance benefits. The SpinCo Group and the SpinCo Spinoff Welfare Plans will be solely responsible for all claims incurred by SpinCo Employees and their Plan Payees under the SpinCo Spinoff Welfare Plans and Split Welfare Plans that are unpaid as of the Distribution Date or Applicable Transfer Date, as applicable (except with respect to Retained Severance Benefits or as otherwise provided in the Transition Services Agreement) (“SpinCo Welfare Claims”), but only to the extent such claims are not otherwise payable under an insurance policy held by the Parent Group. To the extent any SpinCo Welfare Claims are payable under an insurance policy held by the Parent Group, Parent will take all commercially reasonable actions necessary to process such claim and obtain payment under the applicable insurance policy. To the extent the Parent Group, following the Distribution Date, incurs any costs or liabilities related to any SpinCo Welfare Claims in respect of any Former SpinCo Employees, SpinCo shall reimburse the Parent Group for the amount of such expenses within 30 days of the Parent Group delivering notice to SpinCo of such incurred costs. The Parent Group and the Parent Welfare Plans will remain solely responsible for all claims incurred by Parent Employees, Former Parent Employees and their Plan Payees under the Parent Welfare Plans, whether incurred before, on, or after the Distribution Date.

(b) For purposes of Article VI, a claim will be deemed “incurred” on the date that the event that gives rise to the claim occurs (for purposes of life insurance, severance, sickness, accident, and disability programs) or on the date that treatment or services are provided (for purposes of health care programs).

(c) Schedule 6.1(c) shall set forth certain specific treatment of SpinCo Spinoff Welfare Plans with respect to SpinCo Delayed Transferees.

Section 6.2 Workers’ Compensation. The Parent Group will be solely responsible for all United States (including its territories) workers’ compensation claims of Parent Employees and Former Parent Employees, regardless of when the Workers’ Compensation Events to which such claims relate occur. The Parent Group will have sole authority for administering, making decisions with respect to, and paying all United States (including its territories) workers’ compensation claims of SpinCo Employees and Former SpinCo Employees with respect to Workers’ Compensation Events occurring before January 1, 2026 or, solely with respect to SpinCo Delayed Transferees, the Applicable Transfer Date (“Historical SpinCo Workers’ Compensation Claims”), subject to the prior consent of SpinCo, which consent shall not be unreasonably withheld. The consent described in the immediately preceding sentence will be evidenced in writing with respect to any decision relating to (a) the settlement of a SpinCo Workers’ Compensation Claim, (b) the designation of an “allowed condition,” or (c) the administration of ongoing litigation. The SpinCo Group will have sole authority for administering, making decisions with respect to, and paying all United States (including its territories) workers’ compensation claims of SpinCo Employees and Former SpinCo Employees with respect to Workers’ Compensation Events occurring on or after January 1, 2026 (“Current SpinCo Workers’ Compensation Claims” and together with Historical SpinCo Workers’ Compensation Claims, “SpinCo Workers’ Compensation Claims”) and will be solely responsible for all such claims. SpinCo will, and will cause any other SpinCo Entity (and each of their respective successors and assigns) to, jointly and severally indemnify, defend and hold harmless Parent and each member of the Parent Group and each of their respective successors and assigns from and against any and all Damages incurred by Parent to the extent relating to, arising out of or resulting from a SpinCo Workers’ Compensation Claim, to the extent such Damages are not payable under an insurance policy held by the Parent Group. To the extent any such Damages are payable under an insurance policy held by the Parent Group, Parent will take all commercially reasonable actions necessary to obtain payment of such Damages under the applicable insurance policy.

Section 6.3 COBRA. Effective as of the Distribution Date or Applicable Transfer Date, SpinCo or a member of the SpinCo Group will assume or will cause the SpinCo Spinoff Welfare Plans to assume sole responsibility for compliance with COBRA after the Distribution Date or Applicable Transfer Date for all SpinCo Employees (and Former SpinCo Employees) who experience a termination of employment on or after the applicable Plan Split Date and their “qualified beneficiaries” for whom a “qualifying event” occurs on or after the Distribution Date or the Applicable Transfer Date; provided, however, that Parent or a member of the Parent Group will be responsible for furnishing any election notice required under COBRA to any SpinCo Delayed Transferee. Parent, the Parent Group, or a Split Welfare Plan will remain solely responsible for compliance with COBRA before, on and after the Distribution Date or Applicable Transfer Date for Parent Employees and Former Parent Employees, and Former SpinCo Employees who experience a termination of employment prior to the applicable Plan Split Date, and their “qualified beneficiaries”; provided, however, that SpinCo or a member of the SpinCo Group will be responsible for furnishing any election notice required under COBRA to any Parent Delayed Transferee. The terms “qualified beneficiaries” and “qualifying event” will have the meanings given to them under Code Section 4980B and ERISA Sections 601-608. For the avoidance of doubt, Section 6.1(a) will govern whether the SpinCo Spinoff Welfare Plans or Split Welfare Plans are responsible for claims incurred by SpinCo Employees and Former SpinCo Employees or their qualified beneficiaries while receiving continuation coverage under COBRA.

ARTICLE VII

U.S. TAX-QUALIFIED DEFINED CONTRIBUTION PLANS

Section 7.1 SpinCo Spinoff DC Plans.

(a) Effective as of the applicable Plan Split Date, SpinCo or a member of the SpinCo Group has established and adopted a defined contribution plan that is intended to qualify under Code Section 401(a) and, as applicable, a related master trust or other trust exempt under Code Section 501(a) listed on Schedule 7.1(a)(i) (such plan and trust, the “SpinCo Spinoff DC Plan”). The SpinCo Spinoff DC Plan has terms and features (including employer contribution provisions) that are substantially similar to the Parent Benefit Plan listed on Schedule 7.1(a)(ii) (such Benefit Plan, the “Split DC Plan”) such that (for the avoidance of doubt) the Split DC Plan is substantially replicated the SpinCo Spinoff DC Plan. As of the Plan Split Date, SpinCo or a member of the SpinCo Group is solely responsible for taking all necessary, reasonable, and appropriate actions (including the submission of the SpinCo Spinoff DC Plan to the Internal Revenue Service for a determination of tax-qualified status) to maintain and administer the SpinCo Spinoff DC Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code. The SpinCo Spinoff DC Plan will assume liability for all benefits accrued or earned (whether or not vested) by SpinCo Employees and Former SpinCo Employees who were still employed on January 1, 2026, as applicable, under the Split DC Plan as of the Plan Split Date or Applicable Transfer Date.

(b) On or prior to the Distribution Date, Parent or another member of the Parent Group has caused or will cause the Split DC Plan to transfer to the SpinCo Spinoff DC Plan, and SpinCo or another member of the SpinCo Group has caused or will cause the SpinCo Spinoff DC Plan to accept the transfer of, the accounts, Liabilities and related assets (including any then outstanding loan balances) in the Split DC Plan attributable to SpinCo Employees and Former SpinCo Employees who were still employed on January 1, 2026, and their respective Plan Payees. The transfer of assets has been or will be in cash or in kind (as determined by the transferor) and has included or will include outstanding loan balances, in accordance with Code Section 414(l) and Treasury Regulation Section 1.414(l)-1 and Section 208 of ERISA.

(c) On or as soon as reasonably practicable following the Applicable Transfer Date (but not later than 30 days thereafter), SpinCo or a member of the SpinCo Group will cause the accounts and related assets in the SpinCo Spinoff DC Plan attributable to any Parent Delayed Transferees and their respective Plan Payees (including any outstanding loan balances) to be transferred, to the extent not already transferred, in cash or in-kind (as determined by the transferor) in accordance with Code Section 414(l) and Treasury Regulation Section 1.414(l)-1 and Section 208 of ERISA to the Split DC Plan. Parent or another member of the Parent Group will cause the Split DC Plan to accept such transfer of accounts and assets.

(d) From and after the Plan Split Date, SpinCo and the SpinCo Group will be solely and exclusively responsible for all obligations and Liabilities with respect to, or in any way related to, the SpinCo Spinoff DC Plan, whether accrued before, on or after the Plan Split Date. For the avoidance of doubt, the SpinCo Spinoff DC Plan will, to the extent required by Law and the terms of the applicable SpinCo Spinoff DC Plan, have the sole and exclusive obligation to restore the unvested portion of any account attributable to any individual who becomes employed by a member of the SpinCo Group and whose employment with Parent or any of its Affiliates, or a member of the Parent Group, terminated on or before the Plan Split Date at a time when such individual’s benefits under the Split DC Plan was not fully vested.

Section 7.2 Contributions Due. All amounts payable to the Split DC Plan with respect to employee deferrals, matching contributions and employer contributions for SpinCo Employees and Former SpinCo Employees, if applicable, relating to a time period ending on or prior to the Plan Split Date, determined in accordance with the terms and provisions of the Split DC Plan, ERISA and the Code, have been or will be paid by Parent or another member of the Parent Group to the appropriate Split DC Plan prior to the date of any asset transfer described in Section 7.1(b).

ARTICLE VIII

NONQUALIFIED RETIREMENT PLANS

Section 8.1 SpinCo Spinoff Nonqualified Plans.

(a) Effective as of the applicable Plan Split Date, SpinCo or a member of the SpinCo Group has established and adopted certain nonqualified retirement plans listed on Schedule 8.1(a)(i) (such plans, the “SpinCo Spinoff Nonqualified Plans”). Each SpinCo Spinoff Nonqualified Plan will have terms and features (including employer contribution provisions) that are substantially similar to one of the Parent Benefit Plans listed on Schedule 8.1(a)(ii) (such plans, the “Split Nonqualified Plans”) such that (for the avoidance of doubt) each Split Nonqualified Plan is substantially replicated by a corresponding SpinCo Spinoff Nonqualified Plan. SpinCo or a member of the SpinCo Group will be solely responsible for taking all necessary, reasonable, and appropriate actions to establish, maintain and administer the SpinCo Spinoff Nonqualified Plans so that they do not result in adverse Tax consequences under Code Section 409A. Each SpinCo Spinoff Nonqualified Plan has assumed or will assume liability for all benefits accrued or earned (whether or not vested) by SpinCo Employees and Former SpinCo Employees (if any) and their respective Plan Payees under the corresponding Split Nonqualified Plan as of the Plan Split Date. From and after the Plan Split Date, SpinCo and the SpinCo Group shall be solely and exclusively responsible for all obligations and Liabilities to the extent relating to, arising out of or resulting from the SpinCo Spinoff Nonqualified Plans, whether accrued before, on or after the Plan Split Date.

(b) From and after the Plan Split Date, Parent and the Parent Group are solely and exclusively responsible for all obligations and Liabilities to the extent relating to, arising out of or resulting from the nonqualified retirement plans sponsored or maintained by a member of the Parent Group (including, but not limited to, the Split Nonqualified Plans) to the extent such obligations and Liabilities are not specifically assumed by a SpinCo Group member or the SpinCo Spinoff Nonqualified Plans pursuant to Section 8.1(a).

(c) Notwithstanding anything in this Employee Matters Agreement to the contrary, Parent will retain and be solely and exclusively responsible for all obligations and Liabilities to the extent relating to, arising out of or resulting from any arrangements between Parent or its Affiliates and certain service providers and former service providers of Parent (including Former SpinCo Employees) with respect to the plans set forth on Schedule 8.1(c).

Section 8.2 No Distributions on Separation. Parent and SpinCo acknowledge that neither the Distribution nor any of the other transactions contemplated by this Employee Matters Agreement (including the split of certain plans as of the Plan Split Date), the Separation Agreement, or the other Ancillary Agreements will trigger a payment or distribution of compensation under any Benefit Plan that is a nonqualified retirement plan for any Parent Employee, SpinCo Employee, Former Parent Employee or Former SpinCo Employee and, consequently, that the payment or distribution of any compensation to which any Parent Employee, SpinCo Employee, Former Parent Employee or Former SpinCo Employee is entitled under any such Benefit Plan will occur upon such individual’s separation from service from the Parent Group or the SpinCo Group, as applicable, or at such other time as specified in the applicable Benefit Plan.

Section 8.3 Code Section 409A. Parent and SpinCo will cooperate in good faith so that the Distribution will not result in adverse Tax consequences under Code Section 409A to any current or former employee of any member of the Parent Group or any member of the SpinCo Group, or their respective Plan Payees, in respect of his or her benefits under any Parent Benefit Plan or SpinCo Benefit Plan.

Section 8.4 Continuation of Elections. As of the Plan Split Date or Applicable Transfer Date and as permitted by Code Section 409A, SpinCo (acting directly or through a member of the SpinCo Group) has caused or will cause each SpinCo Spinoff Nonqualified Plan to recognize and maintain all elections (to the extent still applicable and reasonable), including deferral, investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to SpinCo Employees and their Plan Payees under the corresponding Split Nonqualified Plan.

Section 8.5 Delayed Transfer Employees.

(a) Any SpinCo Delayed Transferee will be treated in the same manner as a SpinCo Employee under this Article VIII, except that such SpinCo Delayed Transferee may experience a separation from service from Parent (within the meaning of Code Section 409A) on his or her Applicable Transfer Date. Such a SpinCo Delayed Transferee’s Applicable Transfer Date will be treated as the Distribution Date.

(b) The Parent Group will assume and be solely responsible, pursuant to the terms of the applicable Split Nonqualified Plan, for any benefits accrued by any Parent Delayed Transferee under any SpinCo Spinoff Nonqualified Plan, and the SpinCo Group will have no liability with respect thereto. Any Parent Delayed Transferee will be treated in the same manner as a Parent Employee under this Article VIII, except that such Parent Delayed Transferee may experience a separation from service from SpinCo (within the meaning of Code Section 409A) on his or her Applicable Transfer Date. Such a Parent Delayed Transferee’s Applicable Transfer Date will be treated as the Distribution Date.

ARTICLE IX

PARENT EQUITY COMPENSATION AWARDS

Section 9.1 Outstanding Parent Equity Compensation Awards.

(a) Each Parent Equity Compensation Award that is outstanding as of the Distribution Date will be adjusted as described below, so that each Parent Equity Compensation Award held by a Parent Participant will be adjusted to be an Adjusted Parent Equity Compensation Award, and each Parent Equity Compensation Award held by a SpinCo Participant will be adjusted to be a SpinCo Equity Compensation Award, unless otherwise provided in this Section 9.1(a); provided, however, that, effective immediately prior to the Distribution, the Parent Compensation Committee may provide for different adjustments with respect to some or all of a holder’s Parent Equity Compensation Awards. For greater certainty, any adjustments made by the Parent Compensation Committee will be deemed incorporated by reference herein as if fully set forth below and will be binding on the parties hereto and their respective Subsidiaries.

(i) With respect to Parent Time-Based RSUs:

(A) Parent Time-Based RSUs held by each Parent Participant will be adjusted, effective as of the Distribution Date and immediately prior to the Distribution, pursuant to the adjustment provisions of the Parent LTIP, to be Adjusted Parent Time-Based RSUs. Subject to the adjustment provisions of the Parent LTIP, the Adjusted Parent Time-Based RSUs otherwise will be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to the respective Parent Time-Based RSUs immediately prior to the Distribution Date. The number of such Adjusted Parent Time-Based RSUs for each such Parent Participant will be equal to the product (rounded up to the nearest whole unit) of (1) the number of such Parent Time-Based RSUs held by such Parent Participant immediately prior to the Distribution Date and (2) a fraction, (a) the numerator of which is the Pre-Distribution Parent Price and (b) the denominator of which is the Post-Distribution VWAP Parent Price.

(B) Parent Time-Based RSUs held by each SpinCo Participant will be adjusted, effective as of the Distribution Date and immediately prior to the Distribution, pursuant to the adjustment provisions of the Parent LTIP, to be SpinCo Time-Based RSUs. Subject to the adjustment provisions of the Parent LTIP, the SpinCo Time-Based RSUs otherwise will be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to the respective Parent Time-Based RSUs immediately prior to the Distribution Date. The number of such SpinCo Time-Based RSUs for each such SpinCo Participant will be equal to the product (rounded up to the nearest whole unit) of (1) the number of such Parent Time-Based RSUs held by such SpinCo Participant immediately prior to the Distribution Date and (2) a fraction, the numerator of which is the Pre-Distribution Parent Price and the denominator of which is the SpinCo VWAP Price.

(ii) With respect to Parent Performance-Based RSUs:

(A) Parent Performance-Based RSUs held by each Parent Participant will be adjusted, effective as of the Distribution Date and immediately prior to the Distribution, pursuant to the adjustment provisions of the Parent LTIP, to be Adjusted Parent Performance-Based RSUs. The target number of such Adjusted Parent Performance-Based RSUs will be equal to the product (which will be rounded up to the nearest whole unit) of (1) the target number of such Parent Performance-Based RSUs held by such Parent Participant immediately prior to the Distribution and (2) a fraction, (a) the numerator of which is the Pre-Distribution Parent Price and (b) the denominator of which is the Post-Distribution VWAP Parent Price. Subject to the adjustment provisions of the Parent LTIP, the Adjusted Parent Performance-Based RSUs otherwise will be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to the respective Parent Performance-Based RSUs immediately prior to the Distribution Date. The determination of whether any portion of an Adjusted Parent Performance-Based RSU award held by a Parent Participant has been earned will be made by the Parent Compensation Committee based upon the achievement of the applicable management objectives for the applicable performance period, in each case in accordance with the principles set forth on Schedule 9.1(a)(ii)(A), during the first quarter of the calendar year following the calendar year in which the applicable performance period ends, subject to the terms of the Adjusted Parent Performance-Based RSU award.

(B) Parent Performance-Based RSUs held by each SpinCo Participant will be adjusted, effective as of the Distribution Date and immediately prior to the Distribution, pursuant to the adjustment provisions of the Parent LTIP, to be SpinCo Performance-Based RSUs. The target number of such SpinCo Performance-Based RSUs will be equal to the product (which will be rounded up to the nearest whole unit) of (1) the target number of such Parent Performance-Based RSUs held by such SpinCo Participant immediately prior to the Distribution and (2) a fraction, (a) the numerator of which is the Pre-Distribution Parent Price and (b) the denominator of which is the SpinCo VWAP Price. Subject to the adjustment provisions of the Parent LTIP, the SpinCo Performance-Based RSUs otherwise will be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to the respective Parent Performance-Based RSUs immediately prior to the Distribution Date. The determination of whether any portion of a SpinCo Performance-Based RSU award held by a SpinCo Participant has been earned will be made by the compensation committee of the board of directors of SpinCo based upon the achievement of the applicable management objectives for the applicable performance period, in each case in accordance with the principles set forth on Schedule 9.1(a)(ii)(B), during the first quarter of the calendar year following the calendar year in which the applicable performance period ends, in accordance with the terms of the SpinCo Performance-Based RSU award.

(b) Prior to the Distribution Date, SpinCo will establish equity compensation plans, including the SpinCo LTIP, so that upon the Distribution, SpinCo will have in effect an equity compensation plan that allows grants of equity compensation awards subject to substantially the same terms as those that apply to the applicable Parent Equity Compensation Awards. From and after the Distribution Date, each SpinCo Equity Compensation Award will be subject to the terms of the applicable SpinCo equity compensation plan, the award agreement and such other applicable writings governing such SpinCo Equity Compensation Award and any Employment Agreement to which the applicable holder is a party. From and after the Distribution Date, SpinCo will retain, pay, perform, fulfill and discharge all Liabilities to the extent relating to, arising out of or resulting from the SpinCo Equity Compensation Awards. Parent will retain, pay, perform, fulfill and discharge all Liabilities to the extent relating to, arising out of or resulting from the Parent Equity Compensation Awards.

(c) In all events, the adjustments provided for in this Section 9.1 will be made in a manner that, as determined by Parent, avoids adverse Tax consequences to holders under Code Section 409A.

Section 9.2 Conformity with Non-U.S. Laws. Notwithstanding anything to the contrary in this Employee Matters Agreement, (i) to the extent any of the provisions in this Article IX (or any equity award described herein) do not conform with applicable non-U.S. Laws (including provisions for the collection of withholding taxes), such provisions shall be modified to the extent necessary to conform with such non-U.S. Laws in such manner as is equitable and to preserve the intent hereof, as determined by the parties in good faith, and (ii) the provisions of this Article IX may be modified to the extent necessary to avoid undue cost or administrative burden arising out of the application of this Article IX to awards subject to non-U.S. Laws.

Section 9.3 Tax Withholding and Reporting.

(a) Except as otherwise required by applicable non-U.S. Law, the appropriate member of the Parent Group will be responsible for all payroll taxes, withholding and reporting with respect to Parent Equity Compensation Awards held by Parent Employees, Former Parent Employees and Former SpinCo Employees. Except as otherwise required by applicable non-U.S. Law, the appropriate member of the SpinCo Group will be responsible for all payroll taxes, withholding and reporting with respect to SpinCo Equity Compensation Awards held by SpinCo Employees.

(b) If Parent or SpinCo determines in its reasonable judgment that any action required under this Article IX will not achieve the intended tax, accounting and legal results, including, without limitation, the intended results under Code Section 409A or FASB ASC Topic 718 – Stock Compensation, then at the request of Parent or SpinCo, as applicable, Parent and SpinCo will mutually cooperate in taking such actions as are necessary or appropriate to achieve such results, or most nearly achieve such results if the originally-intended results are not fully attainable.

(c) Tax deductions with respect to Parent Equity Compensation Awards and SpinCo Equity Compensation Awards shall be allocated to the members of the Parent Group and members of the SpinCo Group in accordance with the Code, Treasury Regulations and any other applicable Tax Law, as determined in Parent’s sole and absolute discretion.

Section 9.4 Employment Treatment.

(a) Continuous employment with the SpinCo Group and the Parent Group following the Distribution Date will be deemed to be continuing service for purposes of vesting for the SpinCo Equity Compensation Awards and the Parent Equity Compensation Awards. However, in the event that a SpinCo Employee terminates employment after the Distribution Date and becomes employed by the Parent Group, for purposes of Article IX, the SpinCo Employee will be deemed terminated and the terms and conditions of the applicable performance incentive plan under which grants were made will apply. Similarly, in the event that a Parent

Employee terminates employment after the Distribution Date and becomes employed by the SpinCo Group, for purposes of Article IX, the Parent Employee will be deemed terminated and the terms and conditions of the performance incentive plan under which grants were made will apply. Notwithstanding the foregoing, for purposes of this Article IX only, if an individual is a Delayed Transfer Employee, such individual will not be considered to have terminated on his or her Applicable Transfer Date. In addition, a non-employee member of the board of directors of Parent or SpinCo will be treated in a similar manner to that described in this Section 9.4(a).

(b) If, after the Distribution Date, Parent or SpinCo identifies an administrative error in the individuals identified as holding Parent Equity Compensation Awards and SpinCo Equity Compensation Awards, the amount of such awards so held, the vesting level of such awards, or any other similar error, Parent and SpinCo will mutually cooperate in taking such actions as are necessary or appropriate to place, as nearly as reasonably practicable, the individual and Parent and SpinCo in the position in which they would have been had the error not occurred.

Section 9.5 Equity Award Administration. SpinCo and Parent agree that Fidelity Brokerage Services LLC will be the administrator and recordkeeper for the SpinCo and Parent Equity Compensation Awards outstanding as of the Distribution for the life of the relevant awards, unless the parties mutually agree otherwise.

Section 9.6 Registration. SpinCo will register the SpinCo Stock relating to the SpinCo Equity Compensation Awards and make any necessary filings with the appropriate Governmental Authorities as required under U.S. and foreign securities Laws.

ARTICLE X

BENEFIT PLAN REIMBURSEMENTS, BENEFIT PLAN THIRD-PARTY CLAIMS

Section 10.1 General Principles. From and after the Distribution Date, any services that a member of the SpinCo Group will provide to the members of the Parent Group or that a member of the Parent Group will provide to the members of the SpinCo Group relating to any Benefit Plans, if any, will be set forth in the Transition Services Agreement (and, to the extent provided therein, a member of the SpinCo Group or the Parent Group will provide administrative services referred to in this Employee Matters Agreement). Nothing in the Transition Services Agreement is intended, or shall be construed, to conflict with this Employee Matters Agreement. In the event of any such conflict, the terms of this Employee Matters Agreement shall prevail.

Section 10.2 Benefit Plan Third-Party Claims. Any Third-Party Claim relating to the matters addressed in this Employee Matters Agreement shall be governed by the applicable provisions of the Separation Agreement.

ARTICLE XI

INDEMNIFICATION

Section 11.1 Indemnification. All Liabilities assumed by or allocated to SpinCo or the SpinCo Group pursuant to this Employee Matters Agreement will be deemed to be SpinCo Liabilities for purposes of Article VI of the Separation Agreement, and all Liabilities retained or assumed by or allocated to Parent or the Parent Group pursuant to this Employee Matters Agreement will be deemed to be Parent Liabilities for purposes of Article VI of the Separation Agreement. All such SpinCo Liabilities and Parent Liabilities shall be governed by the applicable indemnification terms of the Separation Agreement.

ARTICLE XII

COOPERATION

Section 12.1 Cooperation. Following the date of this Employee Matters Agreement, Parent and SpinCo will, and will cause their respective Subsidiaries, agents and vendors to, use commercially reasonable efforts to cooperate with respect to any employee compensation, benefits or human resources systems matters that Parent or SpinCo, as applicable, reasonably determines require the cooperation of both Parent and SpinCo in order to accomplish the objectives of this Employee Matters Agreement. Without limiting the generality of the preceding sentence, (a) Parent and SpinCo will cooperate in coordinating each of their respective payroll systems in connection with the transfers of Parent Employees to the Parent Group and the Distribution, (b) Parent will, and will cause its Subsidiaries to, transfer records to SpinCo as reasonably necessary for the proper administration of the SpinCo Benefit Plans, to the extent such records are in Parent’s possession, (c) Parent and SpinCo will share, with each other and with their respective agents and vendors (without obtaining releases), all employee, participant and beneficiary information necessary for the efficient and accurate administration of the Benefit Plans, and (d) Parent and SpinCo will share such information as is necessary to administer equity awards pursuant to Article IX, to provide any required information to holders of such equity awards, and to make any governmental filings with respect thereto.

Section 12.2 Consultation with Employee Representative Bodies. Parent and SpinCo shall, and shall cause their respective Parent Group members and SpinCo Group members to, mutually cooperate in undertaking all reasonably necessary or legally required provision of information to, or consultations, discussions or negotiations with, employee representative bodies (including any unions or works councils) which represent employees affected by the transactions contemplated by this Employee Matters Agreement. Where any steps or arrangements contemplated by this Employee Matters Agreement are subject to information and/or consultation with employees and/or their representatives in accordance with local Law, no such steps or arrangements shall be deemed binding until such time as the applicable information and/or consultation process has taken place.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Vendor Contracts. Prior to the Distribution, Parent and SpinCo will use reasonable best efforts to (a) negotiate with the current Third-Party providers to separate and assign the applicable rights and obligations under each group insurance policy, health maintenance organization, administrative services contract, Third-Party administrator agreement, letter of understanding or arrangement that pertains to one or more Parent Benefit Plans and one or more SpinCo Benefit Plans (each, a “Vendor Contract”) to the extent that such rights or obligations pertain to SpinCo Employees and their respective Plan Payees or, in the alternative, to negotiate with the current Third-Party providers to provide substantially similar services to the SpinCo Benefit Plans on substantially similar terms under separate contracts with SpinCo or the SpinCo Benefit Plans and (b) to the extent permitted by the applicable Third-Party provider, obtain and maintain pricing discounts or other preferential terms under the Vendor Contracts.

Section 13.2 Employment Taxes Withholding Reporting Responsibility. SpinCo and Parent hereby agree to follow the standard procedure for United States employment Tax withholding as provided in Section 4 of Rev. Proc. 2004-53, I.R.B. 2004-34. Parent will withhold and remit all employment taxes for the last payroll date preceding the Distribution Date with respect to all current and former employees of Parent and SpinCo who receive wages on such payroll date.

Section 13.3 Data Privacy. The parties agree arrangements with respect to data privacy shall be set forth in the Global Data Processing Addendum, which is incorporated herein by reference.

Section 13.4 Third-Party Beneficiaries. Nothing contained in this Employee Matters Agreement will be construed to create any third-party beneficiary rights in any Person, including without limitation any SpinCo Employee, Parent Employee, Former Parent Employee or Former SpinCo Employee (including any dependent or beneficiary thereof) nor will this Employee Matters Agreement be deemed to amend any Benefit Plan of Parent, SpinCo, or their Affiliates or to prohibit Parent, SpinCo or their respective Affiliates from amending or terminating any Benefit Plan.

Section 13.5 Effect if Distribution Does Not Occur. If the Distribution does not occur, then all actions and events that are, under this Employee Matters Agreement, to be taken or occur effective as of the Distribution, or otherwise in connection with the Distribution will not be taken or occur except to the extent specifically agreed by the parties.

Section 13.6 Incorporation of Separation Agreement Provisions. The following provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions will apply as if fully set forth herein (references in this Section 13.6 to an “Article” or “Section” will mean Articles or Sections of the Separation Agreement, and references in the material incorporated herein by reference will be references to the Separation Agreement): Article VI (relating to Mutual Releases; Indemnification); Article VII (relating to Access of Information; Privilege; Confidentiality); Article VIII (Insurance); Article IX (relating to Further Assurances and Additional Covenants); Article X (Termination); and Article XI (relating to Miscellaneous).

Section 13.7 No Representation or Warranty. Each of Parent (on behalf of itself and each other Parent Entity) and SpinCo (on behalf of itself and each other SpinCo Entity) understands and agrees that, except as expressly set forth in this Employee Matters Agreement, the Separation Agreement or in any other Ancillary Agreement, no party (including its Affiliates) to this Employee Matters Agreement, the Separation Agreement or any other Ancillary Agreement, makes any representation or warranty with respect to any matter in this Employee Matters Agreement, including, without limitation, any representation or warranty with respect to the legal or Tax status or compliance of any Benefit Plan, compensation arrangement or Employment Agreement, and Parent disclaims any and all Liability with respect thereto. Except as expressly set forth in this Employee Matters Agreement, the Separation Agreement or any other Ancillary Agreement, none of Parent, SpinCo or any of their respective Subsidiaries (including their respective Affiliates) makes any representation or warranty about and will not have any Liability for the accuracy of or omissions from any information, documents or materials made available in connection with entering into this Employee Matters Agreement, the Separation Agreement or any other Ancillary Agreement or the transactions contemplated hereby or thereby.

IN WITNESS WHEREOF, the parties have caused this Employee Matters Agreement to be executed on the date first written above by their respective duly authorized officers.

APTIV PLC

By:
Name:
Title:

VERSIGENT PLC

By:
Name:
Title:

[Signature Page to Employee Matters Agreement]